SUB-ITEM 77Q1(A): EXHIBITS
(Amd. #24 file stamped 4/4/08)
FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

	FEDERATED WORLD
 INVESTMENT SERIES, INC.,
a Maryland corporation having
its principal office in
 Maryland in the City of
 Baltimore, Maryland
(the "Corporation"),
 certifies
to the Maryland State
 Department of Assessments
 and Taxation that:

	FIRST. The
Corporation hereby renames
 all of the shares of
(i) Federated International
Small Company Fund Class
A Shares; (ii) Federated
International Small
Company Fund Class B
Shares; and (iii)
 Federated International
 Small Company Fund Class
 C Shares as follows:

Old Name
New Name

Federated International Small Company
Fund Class A Shares
Federated International Small-Mid
Company Fund Class A Shares
Federated International Small Company
Fund Class B Shares
Federated International Small-Mid
Company Fund Class B Shares
Federated International Small Company
Fund Class C Shares
Federated International Small-Mid
Company Class C Shares



	SECOND:  The foregoing
 amendment to the Charter of
the Corporation was approved by
a majority of the entire Board
 of Directors of the Corporation;
 the Charter amendment is limited
to a change expressly permitted
by Section 2-605 of the Maryland
 General Corporation Law to
be made without action by stockholders.

	THIRD:  These Articles
 of Amendment shall become
effective immediately upon the
filing of these Articles.

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	IN WITNESS WHEREOF,
 the Corporation has caused
these Articles of Amendment to
be signed in its name and on
 its behalf by its President,
and witnessed by its Assistant
Secretary,
as of March 31, 2008.  The
undersigned President and
Assistant Secretary, of the
 Corporation,
hereby acknowledge that the
 foregoing Articles of
Amendment are the act of
the Corporation,
and that to the best of
their knowledge,
information and belief,
 all matters and facts
 set forth
relating to the
authorization and approval
 of these Articles of
Amendment are true in all
 material
respects, and that this
statement is made under
 penalties of perjury.



WITNESS:	FEDERATED
WORLD INVESTMENT
SERIES, INC.

/s/ Todd P. Zerega
/s/ J. Christopher Donahue
Name:  Todd P. Zerega
Name:  J. Christopher Donahue
Title:  Assistant Secretary
Title:  President


(Amd. #25 file stamped 4/4/08)
FEDERATED WORLD INVESTMENT
 SERIES, INC.
ARTICLES SUPPLEMENTARY

	Federated World
 Investment Series, Inc.,
 a Maryland corporation
having its principal
office in the City of
Baltimore, Maryland and
 a registered open-end
 Company under the
Investment Company Act
of 1940 (the "Corporation"),
 hereby certifies to the
State Department
of Assessments and Taxation
 of Maryland that:

	FIRST:	The
 Corporation is authorized
 to issue three billion
 (3,000,000,000) shares
of common stock, all of
which have a par value of
 one tenth of a cent
 ($.001) per share, with an
aggregate par value of
$3,000,000. These Articles
 Supplementary do not
increase the total
authorized capital stock
 of the Corporation or
the aggregate par value
thereof.

	SECOND:	The Board
of Directors of the
Corporation hereby
reclassifies
(i) 100,000,000 shares
of the authorized and
 unissued shares of
Federated International High
Income Fund Class B
Shares and (ii)
100,000,000 of the
authorized and unissued
 shares of
Federated International
 High Income Fund Class
C Shares into 200,000,000
authorized but
unissued shares of
 Federated International
 Small-Mid Company Fund
Institutional Shares.

	THIRD:	Immediately
 before the reclassification
of shares as set forth
in Article
SECOND hereto, the
Corporation was
authorized to issue
three billion
(3,000,000,000) shares of
common stock, all of
 which were of a par
 value of one tenth
of a cent ($.001) per
 share having an
aggregate par value
 of three million
dollars ($3,000,000)
 which were classified
as follows:

Class	Number of Shares

Federated International
 Value Fund Class A Shares
	400,000,000
Federated International
Value Fund Class B Shares
	200,000,000
Federated International
Value Fund Class C Shares
	200,000,000

Federated International
High Income Fund Class A
Shares	500,000,000
Federated International
High Income Fund Class
B Shares	300,000,000
Federated International
High Income Fund Class
C Shares	300,000,000
Federated International
High Income Fund Class F
 Shares	100,000,000

Federated International
Small-Mid Company Fund
Class A Shares	500,000,000
Federated International
Small-Mid Company Fund
 Class B Shares	300,000,000
Federated International
 Small-Mid Company Fund
 Class C Shares	200,000,000

Following the aforesaid
reclassification of shares
 as set forth in Article
SECOND hereto, the
Corporation will be
authorized to issue
three billion (3,000,000,000)
 shares of common stock, all
of which have a par value
of one tenth of a cent
($.001) per share, with
an aggregate par value of
$3,000,000 classified as follows:

Class	Number of Shares

Federated International
Value Fund Class A Shares
	400,000,000
Federated International
Value Fund Class B Shares
	200,000,000
Federated International
Value Fund Class C Shares
	200,000,000

Federated International
High Income Fund Class A Shares
	500,000,000
Federated International
High Income Fund Class B Shares
	200,000,000
Federated International
High Income Fund Class C Shares
	200,000,000
Federated International
High Income Fund Class
F Shares	100,000,000

Federated International
Small-Mid Company Fund
Class A Shares	500,000,000
Federated International
 Small-Mid Company Fund
Class B Shares	300,000,000
Federated International
Small-Mid Company Fund
Class C Shares	200,000,000
Federated International
Small-Mid Company
Institutional Shares	200,000,000


	FOURTH:	The
shares of common stock
 of the Corporation
reclassified hereby shall
be subject to all of
the provisions of the
 Corporation's Charter
 relating to shares of
 stock of the
Corporation generally
 and shall have the
 preferences, conversion
and other rights,
voting powers,
restrictions, limitations
 as to dividends,
qualifications, and
terms and conditions
 of redemption
set forth in Article
 FOURTH, paragraph
 (b) of the Articles
 of Incorporation of
the Corporation
and as set forth below:

      a.  Shares
 having a common
Fund name shall be
 invested in a common
investment
portfolio and the
assets, liabilities,
 income, expenses,
dividends and related
liquidation rights
belonging to each
investment portfolio
and allocated among
them and among the
various classes
invested therein shall
 be as determined by
the Board of Directors
 of the Corporation in
accordance with law.

      b.  At such times
(which may vary between
and among the holders
of particular classes
 of
stock invested in a
 common investment
portfolio) as may be
determined by the Board
 of
Directors (or with the
authorization of the
 Board of Directors,
by the officers of the
Corporation)
in accordance with
the Investment Company
Act of 1940, as amended,
 applicable rules and
regulations thereunder,
and applicable rules
and regulations of
the National Association
 of
Securities Dealers, Inc.
and reflected in the
 pertinent registration
statement of the Corporation,
shares of any particular
 class of stock invested
in any common investment
portfolio of the
Corporation may be
automatically converted
 into shares of another
 class of stock invested
in the
same common investment
portfolio of the
Corporation based on
 the relative net
asset values of
such classes at the
 time of conversion,
 subject, however,
 to any conditions
of conversion that
may be imposed by
the Board of Directors
 (or with the
authorization of the
Board of Directors,
by the officers of
the Corporation)
 and reflected in
 the pertinent
 registration statement
 of the
Corporation as aforesaid.

      FIFTH:  	The
stock has been
reclassified by
the Board of Directors
 under the
authority contained
 in the Charter of
the Corporation.

       SIXTH:  	These
Articles Supplementary
 will become effective
immediately upon
filing with the State
Department of Assessments
 and Taxation of Maryland.

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	IN WITNESS WHEREOF,
 the Corporation has
 caused these presents
 to be signed in its
name and on its behalf
 by its President and
 Assistant Secretary
 on March 31, 2008.  The
undersigned President
and Assistant Secretary
acknowledge that these
 Articles Supplementary
are the act of the
Corporation, that to
the best of their
knowledge, information
 and belief, all
matters and facts set
 forth herein relating
 to the authorization
and approval of these
Articles of
Supplementary are true
 in all material
 respects and that this
statement is made under
 the penalties
of perjury.


WITNESS	FEDERATED WORLD
INVESTMENT SERIES,
INC.



/s/ Todd P. Zerega
/s/ J. Christopher Donahue
Name:  Todd P. Zerega
Name:  J. Christopher Donahue
Title:  Assistant Secretary
	Title:  President